Exhibit 10.4

Certain identified information in this document has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

LICENSE AGREEMENT

This Agreement is effective as of April 16, 2021 (the “EFFECTIVE DATE”), between 374Water, Inc., (“LICENSEE”) having the address in Article 12 below, and Duke University, a nonprofit educational and research institution organized under the laws of North Carolina (“DUKE”), each a “Party” and together, the “Parties”. LICENSEE and DUKE hereby agree as follows:

ARTICLE 1 – DEFINITIONS

1.1                 “AFFILIATE” means any corporation or non-corporate entity that controls, is controlled by or is under the common control with a party. A corporation or a non-corporate entity, as applicable, is deemed to be in control of another corporation if (a) it owns or directly or indirectly controls at least 50% of the voting stock of the other corporation or (b) in the absence of ownership of at least 50% of the voting stock of a corporation, or in the case of a non- corporate entity, if it possesses directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

1.2                 “COMBINATION PRODUCT” means a LICENSED PRODUCT that is sold, packaged, blended, or otherwise combined with one (1) or more other products or technologies that (i) have significant independent utility, or are (or can serve as the basis of) a separately saleable product, and (ii) are not covered by a VALID CLAIM of the PATENT RIGHTS (such other products or technologies, the “Other Products”).

1.3                 “DUKE,” as used in Articles 8 and 9, shall include its trustees, officers, employees, students, and agents.

1.4           “FIELD OF USE” means water and waste treatment.

1.5                 “FIRST COMMERCIAL SALE” means the first SALE through a bona fide arm’s length transaction of any LICENSED PRODUCT or first NET SALES-generating commercial use of any LICENSED PROCESS by LICENSEE or a SUBLICENSEE, excluding the SALE of a LICENSED PRODUCT or use of a LICENSED PROCESS for use in trials or research, pilot projects, as a sample, or that is of temporary availability.

1.6           “FOUNDATION” means the Bill and Melinda Gates Foundation

1.7                 “GLOBAL ACCESS” means the principal goal of the FOUNDATION to ensure that innovations and solutions (and related rights) are managed and optimized for the purpose of facilitating (i) the broad availability of data and information and (ii) the access to affordable health and sanitation solutions for the benefit of people most in need within TARGET MARKETS.

1.8                 “LICENSED PROCESS(ES)” means any process or method that: (a) but for this Agreement, comprises an infringement (including contributory or inducement), or is covered by, a VALID CLAIM in the country in which such process or method is developed, used, imported, offered for sale or sold; or (b) employs a LICENSED PRODUCT or is based in whole or in part on a LICENSED PRODUCT.

1.9                 “LICENSED PRODUCT(S)” means any product or service that: (a) but for this Agreement, comprises an infringement (including contributory or inducement), or is covered by, a VALID CLAIM in the country in which any such product or product part is made, used, imported, offered for sale or sold; or (b) is manufactured by using a LICENSED PROCESS or is employed to practice a LICENSED PROCESS.

1.10              “NET SALES” means the amount billed or invoiced, and if any amount is not billed or invoiced, the amounts received, on sales, rental or lease, however characterized, by LICENSEE and/or SUBLICENSEES of LICENSED PRODUCTS and uses of LICENSED PROCESSES sold, rented, used, or leased in a country in which such LICENSED PRODUCTS (or the manufacture or use thereof) or LICENSED PROCESSES are covered by one or more VALID CLAIMS in such country, less the following deductions (but only to the extent such deductions are otherwise included in NET SALES and are not obtained in view of other consideration received by LICENSEE):

(a)      cash discounts, rebates, chargebacks, retroactive price reductions, or similar adjustments actually granted to customers for or with respect to SALE of LICENSED PRODUCTS or LICENSED PROCESSES;

(b)      sales taxes, value-added taxes, tariffs, excise taxes, duties, use taxes, or similar governmental charges separately stated in such bills or invoices with reference to particular SALES and actually paid or owed by LICENSEE or a SUBLICENSEE to a governmental unit;

(c)      actual freight expenses between LICENSEE or a SUBLICENSEE (or their agents) and customers, and handling or insurance expenses, to the extent such expenses are not charged to or reimbursed by customers; or

(d)      amounts actually refunded or credited on returns or rejections or for defective or expired LICENSED PRODUCTS.

Where LICENSEE or SUBLICENSEE receives any consideration other than cash for such transactions that would otherwise qualify as NET SALES, fair market cash value for such consideration, reasonably determined and agreed upon in good faith, by DUKE and LICENSEE or SUBLICENSEES, shall be included in NET SALES. Where a product or activity is a LICENSED PRODUCT or LICENSED PROCESS hereunder due to contributory infringement or inducement of infringement, NET SALES shall include SALES of the product or process that constitutes a direct infringement of the applicable PATENT RIGHTS. Notwithstanding anything to the contrary, NET SALES shall not include, and shall be deemed zero with respect to, (i) the distribution of reasonable quantities of promotional samples of LICENSED PRODUCTS or LICENSED PROCESSES, (ii) LICENSED PRODUCTS or LICENSED PROCESSES provided for research, development, or evaluation purposes at a price that is at or below LICENSEE’s, its AFFILIATE’s, or the applicable SUBLICENSEE’s reasonable, documented cost to manufacture, procure, or provide such LICENSED PRODUCTS or LICENSED PROCESSES, calculated in a reasonable, good faith manner consistent with such Party’s standard accounting practices for its other products and services, and (iii) LICENSED PRODUCTS or LICENSED PROCESSES provided by or on behalf of LICENSEE or a SUBLICENSEE for purposes of resale, provided such resale is subject to royalties on which payments are due under Paragraph 3.1(a).

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If a COMBINATION PRODUCT is sold in a country, NET SALES for the purposes of calculating royalties due on such COMBINATION PRODUCT shall be calculated by multiplying the actual NET SALES of such COMBINATION PRODUCT in such country by the fraction A/A+B, where A is the weighted average selling price of the LICENSED PRODUCT included within such COMBINATION PRODUCT when sold separately (i.e., not as a COMBINATION PRODUCT) during the ROYALTY PERIOD in question in such country, and B is the weighted average selling price of the Other Product(s) in the COMBINATION PRODUCT when sold separately (i.e., not in combination with any other products) during the ROYALTY PERIOD in question in such country. If neither the LICENSED PRODUCT nor the Other Product(s) B are sold separately in such country during the relevant period, then NET SALES allocable to such COMBINATION PRODUCT in such country during such ROYALTY PERIOD for royalty calculation purposes will be reasonably determined in good faith by mutual agreement between the Parties, such agreement not to be unreasonably withheld, based on an equitable method that takes into account the relative values of the LICENSED PRODUCT and Other Product portions of such COMBINATION PRODUCT.

1.11              “QUALIFYING TRANSFER” means a TRANSFER of a LICENSED PRODUCT OR LICENSED PROCESS as demonstrated by LICENSEE in written reports submitted to and reasonably satisfactory to DUKE: (a) for use in a TARGET MARKET, (b) to process human fecal waste and/or including human fecal waste transported from a wastewater treatment plant, and (c) has been “delivered” to the transferee in accordance with commercially reasonable delivery terms.

1.12              “PATENT RIGHTS” means DUKE’S legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a)      the following United States and foreign patent(s) and/or patent application(s), and divisionals, continuations (except continuations-in-part), and foreign counterparts of the same:

●	[***]
●	[***]
●	[***]
●	[***]

(b)      all additions, divisionals, continuations, continuations-in-part (to the extent that the claims thereof are fully supported by another patent or application in the PATENT RIGHTS), substitutions, extensions, registrations, patent term extensions, revalidations, supplementary protection certificates, and renewals of any of the foregoing or claiming priority to any of the foregoing, any foreign counterparts of any of the foregoing, and all United States and foreign patents issued from the applications listed in subparagraph 1.11 (a) above, or this subparagraph 1.12(b), including any reviewed, reissued or reexamined patents based upon the same.

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1.13              “ROYALTY PERIOD(S)” means the six-month periods ending on the last days of June and December each year.

1.14              “SALE” means sale, rental, or lease, however characterized, and SOLD means the past tense of SALE.

1.15              “SUBLICENSEE(S)” means any person or entity in writing sublicensed any of the rights under the PATENT RIGHTS granted to LICENSEE under this AGREEMENT, whether such sublicense is granted by LICENSEE, any AFFILIATE thereof, or any preceding SUBLICENSEE.

1.16              “SUBLICENSING REVENUE” means any consideration (subject to Paragraph 6.2) actually received by LICENSEE or any AFFILIATE thereof from a SUBLICENSEE as consideration for the grant of rights under the PATENT RIGHTS (net of any tax or similar withholding obligations imposed by any tax or other government authority(ies) that are not reasonably recoverable by LICENSEE) (e.g., license issue fees, maintenance or annual minimum fees, milestone payments, and the like), provided that SUBLICENSING REVENUE shall exclude (a) sales-based royalties, (b) purchases of equity or debt securities of LICENSEE or any AFFILIATE thereof for a price equal to or less than the fair market value thereof (as reasonably determined in good faith by LICENSEE and agreed to by DUKE, such agreement not to be unreasonably withheld), (c) fair market value payments made in connection with research and development agreements, joint ventures, partnerships, or collaboration agreements, and documented as such in writing, and submitted to DUKE, where LICENSEE or an AFFILIATE of LICENSEE is obligated to perform research and development of any LICENSED PRODUCT or LICENSED PROCESS, and (d) other payments made by a SUBLICENSEE as consideration for performance of services or provision of goods by LICENSEE or an AFFILIATE of LICENSEE.

1.17              “TARGET MARKETS” means the list of countries included in this Agreement as Appendix A.

1.18         “TECHNICAL INFORMATION” means the non-patented intellectual property (or applications therefore) that arose during the work at DUKE performed as part of the FOUNDATION’s grant agreements [***] including any research information, technical information, technical data, Standard Operating Procedures (“SOPs”), or other information (to the extent relating in each case to the PATENT RIGHTS or their use) and was: (a) generated at DUKE by [***] laboratory before the EFFECTIVE DATE, and (b) is otherwise owned by DUKE and invented by [***] or personnel in his laboratory and necessary for practice of the LICENSED PRODUCT or LICENSED PROCESS.

1.19          “TERRITORY” the world.

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1.20              “TRANSFER” means the sale, loan, lease, or other transfer of LICENSED PRODUCTS or LICENSED PROCESSES by or on behalf of LICENSEE or its AFFILIATES.

1.21              “VALID CLAIM” means any claim of a pending patent application or issued and unexpired patent, included, in either case, in the PATENT RIGHTS, that (i) has not been held unpatentable, invalid, or unenforceable by a court or other government agency of competent jurisdiction in a decision over which no appeal can or has been taken and (ii) has not been dedicated to the public, abandoned, or admitted to be invalid, unenforceable, or of a scope not covering the subject matter at issue through reissue, re-examination, disclaimer or otherwise; provided, however, that if the relevant holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be deemed a VALID CLAIM with respect to NET SALES made after the date of such reversal to the extent such claim otherwise remains a VALID CLAIM under this definition.

ARTICLE 2 – GRANT OF LICENSE

2.1                 DUKE hereby grants to LICENSEE a non-exclusive license under the PATENT RIGHTS and TECHNICAL INFORMATION, with the right to grant sublicenses, subject to the terms and conditions of this Agreement, in the FIELD OF USE and the TERRITORY to make, have made, import, use, market, offer for sale and sell LICENSED PRODUCTS and to sell, use and/or provide LICENSED PROCESSES. During the term of this Agreement, DUKE will not grant licenses under the PATENT RIGHTS or the TECHNICAL INFORMATION to third parties (other than the FOUNDATION) that are more favorable to such third party licensees than this Agreement, except that Section 3.7 and the Equity Transfer Agreement attached as Appendix B will not be considered part of the terms of this Agreement for purposes of this sentence. The rights and licenses granted by DUKE to LICENSEE under this Paragraph 2.1 include the grant of such rights and licenses to any AFFILIATES of LICENSEE provided that (a) LICENSEE promptly notifies DUKE in writing of any such rights and licenses granted to an AFFILIATE; and (b) any such AFFILIATE expressly assumes, in writing, the same obligations as those of LICENSEE. LICENSEE shall be responsible for the performance of all obligations by such AFFILIATES and for such AFFILIATES’ compliance with all terms and conditions of this Agreement. References to LICENSEE under this Agreement shall be deemed to also include references to any such AFFILIATE.

2.2                 This Agreement shall expire as follows: (a) in the TARGET MARKETS, on a country- by-country and LICENSED PRODUCT-by-LICENSED PRODUCT (or LICENSED PROCESS- by-LICENSED PROCESS) basis [***] years after the first date on which there are no VALID CLAIMS in a particular country covering a particular LICENSED PRODUCT (or the manufacture of use thereof) (or LICENSED PROCESS) and (b) in all markets other than the TARGET MARKETS, on a country-by-country and LICENSED PRODUCT-by-LICENSED PRODUCT (or LICENSED PROCESS-by-LICENSED PROCESS) basis on the first date on which there are no VALID CLAIMS in a particular country covering a particular LICENSED PRODUCT (or the manufacture of use thereof) (or LICENSED PROCESS), unless sooner terminated as provided in another specific provision of this Agreement. Notwithstanding the foregoing or anything to the contrary, upon expiration of this Agreement with respect to a country and LICENSED PRODUCT (or LICENSED PROCESS), all rights granted under Paragraph 2.1 with respect thereto shall become royalty-free, fully-paid, perpetual, and irrevocable.

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2.3                 The research leading to the PATENT RIGHTS and TECHNICAL INFORMATION was funded in part by the FOUNDATION and is subject to GLOBAL ACCESS. In accordance with GLOBAL ACCESS, including the GLOBAL ACCESS Targets listed in Paragraph 5.2, LICENSEE will use diligent efforts to (a) develop, manufacture, and commercialize LICENSED PRODUCTS and LICENSED PROCESSES for human fecal waste treatment as soon as practicable in the TARGET MARKETS and (b) use diligent efforts to obtain ISO31800 certification for LICENSED PRODUCTS and LICENSED PROCESSES within [***] years from the Effective Date. LICENSEE will use diligent efforts to reduce the costs for the LICENSED PRODUCTS and LICENSED PROCESSES to ensure affordability for the people most in need within the TARGET MARKETS.

2.4                 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers as necessary to meet the requirements of 35 U.S.C. 287 so that the full benefits of patent enforcement may be realized. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and SALE.

ARTICLE 3 - CONSIDERATION

3.1                  LICENSEE shall pay the following to DUKE:

(a)    On a country-by-country basis, until expiration of the last VALID CLAIM in the applicable country, Running Royalties equal to [***] percent of NET SALES (the “Running Royalties”). If LICENSEE makes any SALES to any Party affiliated with LICENSEE, or in any way directly or indirectly related to or under the common control with LICENSEE, at a price less than the regular price charged to other parties, the Running Royalties payable to DUKE shall be computed on the basis of the weighted average price charged to other parties for such LICENSED PRODUCT.

(i)	Royalties payments shall be triggered by sales of LICENSED PRODUCTS or LICENSED PROCESSES in the FIELD OF USE occurring the earlier of: (a) [***] years from the EFFECTIVE DATE or (b) after LICENSEE completes SALES of [***] UNITS. UNITS means a mechanical installation that processes human or animal waste and that is covered by a VALID CLAIM.

(ii)	GLOBAL ACCESS Royalty Exclusion. No royalties will be due to DUKE for any QUALIFYING TRANSFERS.

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(b)   Sublicensing Fees equal to [***] percent of any SUBLICENSING REVENUE received by LICENSEE or any AFFILIATE of LICENSEE.

(c)    In addition to payment of ongoing patent expenses pursuant to Article 7 hereof, LICENSEE shall reimburse DUKE for unreimbursed expenses incurred by DUKE for filing and prosecution of PATENT RIGHTS that have not been reimbursed by third parties as of the EFFECTIVE DATE (“Past Patent Expenses”). LICENSEE shall pay

Past Patent Expenses within [***] days of the EFFECTIVE DATE.

3.2                 LICENSEE is not obligated to pay multiple royalties if any LICENSED PRODUCT or LICENSED PROCESS is covered by more than one claim of PATENT RIGHTS or the same LICENSED PRODUCT is covered by claims in two or more countries.

3.3                 All payments due to DUKE under this Agreement shall be made payable to “Duke University.” Payments drawn directly on a U.S. bank may be made by either check to the address in Article 10 or by wire transfer. Any payment drawn on a foreign bank or foreign branch of a U.S. bank shall be made only by wire transfer. Wire transfers shall be made in accordance with the following or any other instructions as may be specified by DUKE. If payments are made by wire, the wiring instructions below must be followed.

Bank:	Wells Fargo Bank, N.A.
420 Montgomery Street
San Francisco, CA 94101 USA
ABA #:	121000248 (Domestic wires only)
Swift Code:	WFBIUS6S (Foreign wires only)
Beneficiary:	Duke University Concentration Account
Account #:	[***]
Attention:	Office of Licensing & Ventures, 919-681-7583* FILE NUMBER: [***]
Email:	agreements-olv@duke.edu

All payments due to DUKE under this Agreement must be paid in United States Dollars in Durham, North Carolina, or at such place as DUKE may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion is required in connection with such payments due, such conversion must be made by using the exchange rate prevailing at Wells Fargo Bank (N.A.) (or its successor, as the case may be) on the last business day of the reporting period to which such payments relate.

3.4                 Royalty payments shall be made on a semi-annual basis with submission of the reports required by Article 4. All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, be subject to a charge of interest compounded monthly until payment, at a per annum rate of [***] percent ([***]%) above the prime rate in effect at the JP Morgan Chase Bank, N.A. or its successor bank on the due date (or at the highest allowed rate if a lower rate is required by law). The payment of such interest shall not foreclose DUKE from exercising any other rights it may have resulting from any late payment. LICENSEE shall reimburse DUKE for its reasonable and documented out-of-pocket costs, including reasonable attorney fees, for expenses paid in order to collect any amounts overdue more than [***] days.

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3.5                 All payments and fees, including all milestone fees, made under this Agreement are and shall be non-refundable and, except as explicitly set forth herein, non-creditable. DUKE shall have no obligation whatsoever to pay, return, credit, or refund any amounts paid hereunder, except as may be specifically provided herein. By way of example only, notwithstanding the deductions permitted to NET SALES, DUKE shall have no obligation to pay any amounts to LICENSEE even if such deductions should result in a negative amount for NET SALES in any given ROYALTY PERIOD.

3.6                 Should LICENSEE be required under any law or regulation of any government entity or authority to withhold or deduct any portion of the payments on royalties due to DUKE, then the sum payable to DUKE shall be increased by the amount necessary (if any) to ensure that DUKE receives an amount equal to the sum it would have received had no withholdings or deductions been made. DUKE shall cooperate reasonably with LICENSEE or any SUBLICENSEE in the event LICENSEE or SUBLICENSEE elects to assert, at its own expense, any exemption from any such tax or deduction. Additionally, if DUKE is issued or awarded any credit or refund, the amount of any such credit or refund shall be applied against future amounts payable to DUKE under this Agreement.

3.7                 Equity: On the EFFECTIVE DATE, LICENSEE must issue to DUKE shares of LICENSEE’s common stock representing [***] percent ([***]%) of the Total Ownership Interests in LICENSEE as of the EFFECTIVE DATE, pursuant to the terms of the Equity Transfer Agreement attached herein as Appendix B. “Total Ownership Interests” shall mean the total number of issued and outstanding shares of LICENSEE on a fully diluted basis, including, for purposes of such calculation, issued and outstanding shares of LICENSEE’s common stock and other capital stock, all shares of LICENSEE’s capital stock subject to granted, unexercised stock options, all shares of LICENSEE’s capital stock reserved for issuance under LICENSEE’s stock option plan that have not been issued and are not the subject of granted, unexercised stock options, all shares of LICENSEE’s capital stock that can be issued pursuant to the exercise of issued, unexercised warrants, and any other outstanding securities issued by LICENSEE that may become convertible to LICENSEE’s capital stock (all as calculated on an as-converted-into-LICENSEE’s-common-stock-basis, but excluding debt securities).

ARTICLE 4 - REPORTS

4.1                 Until the FIRST COMMERCIAL SALE, by July 31 of each year LICENSEE shall provide to DUKE a written annual report that includes reports on progress since the prior annual report and general future plans regarding, LICENSED PRODUCTS and LICENSED PROCESSES: research and development, regulatory approvals, manufacturing, sublicensing, marketing and SALES. Further, LICENSEE shall specifically report to DUKE the FIRST COMMERCIAL SALE within [***] days following the end of the ROYALTY PERIOD in which it occurs, and provide a brief description of the products or services subject of the SALE, and terms thereof, including whether the SALE or TRANSFER is a QUALIFYING TRANSFER and the applicable TARGET MARKET country.

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4.2                 After the FIRST COMMERCIAL SALE, LICENSEE shall provide semi-annual reports to DUKE for each ROYALTY PERIOD. Specifically, by each September 15 and March 15 (i.e., within seventy-five days after each ROYALTY PERIOD closes, including the close of the ROYALTY PERIOD immediately following any termination of this Agreement), LICENSEE shall report to DUKE for the applicable ROYALTY PERIOD:

(a)    number of LICENSED PRODUCTS sold, leased, or distributed, however characterized, by LICENSEE and each SUBLICENSEE.

(b)    NET SALES, excluding the deductions provided therefor, of LICENSED PRODUCTS SOLD by LICENSEE and SUBLICENSEES.

(c)    a description and accounting for all LICENSED PROCESSES SOLD, by LICENSEE and all SUBLICENSEES included in NET SALES, excluding the deductions therefor.

(d)   deductions applicable as provided in the definition for NET SALES above, and an explanation of the rationale(s) therefor.

(e)   Sublicense fees on payments from SUBLICENSEES under Paragraph 3.1(b) above

(f)     foreign currency conversion rate and calculations (if applicable) and total royalties due.

(g)    for each sublicense or amendment thereto completed in the particular ROYALTY PERIOD (including agreements under which LICENSEE will have LICENSED PRODUCTS made by a third party): names, addresses, and U.S.P.T.O. Entity Status (as discussed in Paragraph 6.1) of such SUBLICENSEE; the date of each agreement and amendment; the TERRITORY of the sublicense; the scope of the sublicense; and the nature, timing and amounts of all fees, royalties to be paid to LICENSEE thereunder.

(h)    summary of progress on research and development, regulatory approvals, ISO31800 certification, manufacturing, sublicensing, marketing and SALES, and general plans for the future with respect to LICENSED PRODUCTS and LICENSED PROCESSES, and specifically for application towards human fecal waste treatment.

(i)      the date of FIRST COMMERCIAL SALE of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country, to the extent reasonably ascertainable by LICENSEE and clearly summarized in writing to DUKE by LICENSEE.

(j)      the number of QUALIFYING TRANSFERS with supporting documentation, identifying relevant TARGET MARKETS and overall percentage of QUALIFYING TRANSFERS compared to all Transfers.

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LICENSEE shall include the amount of all payments due, and the various calculations used to arrive at those amounts, including the quantity, description (nomenclature and type designation as described in Paragraph 4.3 below), country of manufacture and country of SALE or use of LICENSED PRODUCTS and LICENSED PROCESSES.

If no payment is due, LICENSEE shall so report to DUKE that no payment is due. Failure to provide reports as required under this Article 4 shall be a material breach of this Agreement. LICENSEE agrees to reasonably cooperate with DUKE regarding any questions it may have relating to compliance with this Agreement, for example to discuss the information in reports.

4.3                 LICENSEE shall promptly establish and consistently employ a system of specific nomenclature and type designations along with providing an annual list to DUKE of LICENSED PRODUCTS and LICENSED PROCESSES to permit identification and segregation of various types where necessary and shall require SUBLICENSEES to use the same nomenclature and type designations and the names under which they are commercialized.

4.4                 LICENSEE shall keep, and shall require SUBLICENSEES to keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement and compliance with GLOBAL ACCESS requirements. LICENSEE shall(a) open such records for inspection upon reasonable notice during business hours, and no more than once per year for DUKE and/or the FOUNDATION, by either DUKE auditor(s) or an independent certified accountant selected by DUKE and/or the FOUNDATION and reasonably acceptable to LICENSEE, for the purpose of verifying the amount of payments due and compliance with GLOBAL ACCESS requirements, and shall provide information to such accountant to facilitate such inspection; and (b) retain such records for [***] years from date of origination. LICENSEE shall, upon DUKE’s written request, and subject to the applicable audit provisions of any such SUBLICENSE, exercise its audit rights with respect to royalties payable on LICENSED PRODUCTS under sublicenses granted by LICENSEE and report the results thereof to DUKE. Any such audit findings shall be the CONFIDENTIAL INFORMATION of LICENSEE.

The terms of this Article shall survive any termination of this Agreement. DUKE is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than [***] percent ([***]%) of royalties due DUKE, then LICENSEE shall pay all reasonable and documented out-of-pocket expenses of that inspection and the amount of the underpayment and interest to DUKE within [***]days of written notice thereof. LICENSEE shall also reimburse DUKE for its reasonable documented out-of-pocket expenses required to collect the amount underpaid. Any overpayment revealed by any such inspection shall be credited against future amounts due hereunder.

ARTICLE 5 - DILIGENCE

5.1                 GLOBAL ACCESS Targets. LICENSEE shall use commercially reasonable efforts to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES for human fecal waste treatment within the TERRITORY through a thorough, vigorous and diligent program for exploiting the PATENT RIGHTS and/or TECHNICAL INFORMATION and to employ active, diligent marketing efforts throughout the life of this Agreement for such LICENSED PRODUCTS or LICENSED PROCESSES. In particular, LICENSEE will use diligent efforts to develop, manufacture, market and commercialize LICENSED PRODUCTS and LICENSED PROCESSES for human fecal waste treatment in the TARGET MARKETS and will give priority to fulfilling customer demands for QUALIFYING TRANSFERS over other TRANSFERS. For each QUALIFYING TRANSFER, LICENSEE will provide the applicable customer with reasonable support for the initial set-up and on-going use of such LICENSED PRODUCT, including the training and other services.

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5.2                 GLOBAL ACCESS Targets. LICENSEE shall use commercially reasonable efforts to meet the following targets:

(a)    Within [***] years from the EFFECTIVE DATE at least [***] percent ([***]%) of all TRANSFERS must be QUALIFYING TRANSFERS.

(b)    Within [***]years from the EFFECTIVE DATE at least [***] ([***]%) of the TRANSFERS must be QUALIFYING TRANSFERS (the foregoing requirements, together, the “GLOBAL ACCESS Targets”).

ARTICLE 6 - SUBLICENSING

6.1                 LICENSEE shall notify DUKE in writing of every sublicense agreement and each amendment thereto within [***] days after their execution, and indicate the name of the SUBLICENSEE, the territory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder, and whether or not the SUBLICENSEE has greater or fewer than 500 employees. Upon request, LICENSEE shall provide DUKE with a copy of sublicense agreements, which LICENSEE may redact in its reasonable discretion to protect the confidentiality of any SUBLICENSEE’s proprietary or confidential information.

6.2                 LICENSEE shall not receive from SUBLICENSEES anything of value other than cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of DUKE.

6.3                 LICENSEE shall require that all sublicenses: (a) be consistent with the terms and conditions of this Agreement, including compliance with GLOBAL ACCESS requirements; (b) contain the SUBLICENSEE’S acknowledgment of the disclaimer of warranty and limitation on DUKE’s liability, as provided by Article 9 below; and (c) contain provisions under which the SUBLICENSEE accepts duties at least equivalent to those accepted by the LICENSEE in the following Paragraphs: 4.4 (duty to keep records), 10.1 (duty to defend, hold harmless, and indemnify DUKE), 10.3 (duty to maintain insurance), 2.4 (duty to properly mark LICENSED PRODUCTS with patent notices), and 15.5 (duty to restrict the use of DUKE’s name).

6.4                 Upon termination of this Agreement, any sublicenses granted by LICENSEE under the PATENT RIGHTS shall, to the extent provided in such sublicense, remain in effect and be deemed to have been assigned by LICENSEE to DUKE prior to such termination provided that: (a) the sublicensing agreement requires the SUBLICENSEE to thereafter pay DUKE any consideration that would have been due to LICENSEE with respect to the rights granted under this Agreement; and (b) LICENSEE remains responsible for all other obligations thereunder to the extent applicable to LICENSEE and in excess of DUKE’s obligations under this Agreement. If any terms of such sublicense agreements fail to comply with the requirements of Article 6 herein relating to sublicensing, or are otherwise inconsistent with this Agreement, and DUKE provides notice thereof to SUBLICENSEE, such inconsistent terms will be renegotiated in good faith between DUKE and the SUBLICENSEE; provided, such sublicense will remain in effect pending resolution and mutual agreement upon such negotiated terms. If after [***] days of such notice from DUKE, SUBLICENSEE and DUKE fail to reach agreement over any such renegotiated terms, DUKE may immeadiately terminate said sublicense agreement. Any sublicense executed by LICENSEE must contain language to implement this Paragraph 6.4 in order for any SUBLICENSEE to enjoy the benefits of this Paragraph 6.4.

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ARTICLE 7 - PATENT APPLICATIONS AND MAINTENANCE

7.1                 DUKE shall have the right to control, and will use reasonable efforts to perform, all aspects of filing, prosecuting, and maintaining all of the patents and patent applications that form the basis for the PATENT RIGHTS, including (a) administrative reexaminations and reviews; and (b) disputes (including litigation) regarding inventorship and derivation, and interferences. LICENSEE shall reasonably cooperate with DUKE in activities relating to the PATENT RIGHTS, including said activities. Upon DUKE’s request, to the fullest extent permitted by law, LICENSEE shall use reasonable efforts to apply for and prosecute, or support in any reasonable way DUKE’s application for, a patent term extension for patents included in the PATENT RIGHTS.

7.2                 DUKE shall (i) promptly notify LICENSEE in writing of all information received by DUKE relating to the filing, prosecution and maintenance of the PATENT RIGHTS, and (ii) shall make reasonable efforts to allow LICENSEE to review, comment, and advise upon such information. LICENSEE shall hold such information confidential and to use the information provided by DUKE only for the purpose of advancing DUKE’s PATENT RIGHTS.

7.3                 During the term of this Agreement, LICENSEE shall reimburse DUKE for all documented fees and costs relating to the activities described in this Article. Such reimbursement shall be made within [***] days of receipt of DUKE’s invoice and shall be subject to the interest and other requirements specified in Article 3 above. If DUKE licenses PATENT RIGHTS to a third party, other than the FOUNDATION, future patent expenses shall be paid on a pro-rata basis based on the number of licensees.

7.4                 If LICENSEE provides DUKE with written notification that it will no longer support the filing, prosecution, or maintenance of a specified patent(s) and/or patent application(s) within the PATENT RIGHTS, then LICENSEE’s responsibility for fees and costs related to the filing, prosecution, and maintenance of such subject PATENT RIGHTS will terminate [***] days after DUKE’s receipt of such written notification. At that time, such patents and/or patent applications will no longer be included in the PATENT RIGHTS (and this Agreement is deemed to be so amended accordingly), and LICENSEE surrenders all rights under this Agreement to such patents, patent applications, and any patent or patent applications arising therefrom.

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7.5                 LICENSEE shall notify DUKE promptly if, at any time during the term of this Agreement, LICENSEE, its AFFILIATES, or any of its SUBLICENSEES does not qualify as a “small entity” as under section 1.27, as amended, of the Consolidated Patent Rules of the United States Patent and Trademark Office.

ARTICLE 8 – INFRINGEMENT OF THIRD PARTY RIGHTS

8.1                 In the event that DUKE or LICENSEE is charged with infringement of a patent by a third party or is made a party in a civil action as a result of LICENSEE’s practice of the PATENT RIGHTS under this Agreement and/or use of LICENSED PRODUCTS or LICENSED PROCESSES sold by LICENSEE, LICENSEE:

(a)	Must defend and/or settle any such claim of infringement or civil action;

(b)	Must assume all costs, expenses, damages, and other obligations for payments incurred as a consequence of such charges of infringement and/or civil action;

(c)	Must indemnify and hold DUKE harmless from any and all damages, losses, liability, and costs resulting from a charge of infringement; and

(d)	May, if such claim of infringement or civil action shall be based on patent claims contained in any pending or issues patent included in the PATENT RIGHTS, terminate this Agreement effective immediately upon DUKE’s receipt of written notice of termination, and LICENSEE shall have no further liability for claims and/or damages arising subsequent to said date of termination.

8.2                 DUKE will give LICENSEE assistance, at LICENSEE’s expense, in the defense of any such infringement charge or lawsuit, as may be reasonably required.

8.3                 To the extent that any suit as handled under Article 8 involves a settlement, consent judgement or voluntary final disposition involving (i) the granting of any rights to the PATENT RIGHTS to a third party, (ii) the invalidity or enforcement of the PATENT RIGHTS; or (iii) any stipulated interpretation of the PATENT RIGHTS, no such settlement, consent judgement, or voluntary final disposition may be entered into without the written consent of DUKE.

ARTICLE 9 - NO WARRANTIES; LIMITATION ON DUKE’S LIABILITY

9.1                 DUKE makes no representations or warranties that any claim within the PATENT RIGHTS is or will be held valid, patentable, or enforceable, or that the manufacture, importation, use, offer for SALE, SALE or other distribution of any LICENSED PRODUCTS or LICENSED PROCESSES will not infringe upon any patent or other rights.

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9.2                   DUKE MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS OR LICENSED PROCESSES. LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS AND LICENSED PROCESSES.

9.3                 In no event shall DUKE be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to LICENSED PRODUCTS, LICENSED PROCESSES, or the PATENT RIGHTS to LICENSEE, SUBLICENSEES, or any other individual or entity regardless of legal or equitable theory.

9.4                 LICENSEE shall not make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with any disclaimer or limitation included in this Article 9.

ARTICLE 10 - INDEMNITY; INSURANCE

10.1              LICENSEE shall defend, indemnify and hold harmless and shall require SUBLICENSEES to defend, indemnify and hold harmless DUKE for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys’ fees and other litigation expenses) (hereinafter “Claim”), including, but not limited to, death, personal injury, illness, property damage, economic loss or products liability, or errors and omissions, arising from or in connection with, any of the following: (1) Any manufacture, use, SALE or other disposition by LICENSEE, SUBLICENSEES or transferees of LICENSED PRODUCTS or LICENSED PROCESSES; (2) The use by any third party of LICENSED PRODUCTS made, used, sold or otherwise distributed by LICENSEE or SUBLICENSEES; (3) The use or practice by LICENSEE or SUBLICENSEES of any invention or computer software related to the PATENT RIGHTS; and (4) to the extent they are brought as a result of LICENSEE’s or SUBLICENSEE’s activities hereunder or with respect to the PATENT RIGHTS, any Claim of infringement and/or claim of invalidity of any claim(s) of the PATENT RIGHTS.

10.2              DUKE is entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 10.1 above. LICENSEE shall not settle any such legal action with an admission of wrongdoing or non-indemnified liability of DUKE without DUKE’s written approval (which shall not be unreasonably withheld). DUKE may, at its sole discretion, reasonably cooperate with LICENSEE as requested in connection with the foregoing; provided, however, that DUKE will reasonably cooperate with LICENSEE to the extent DUKE’s participation in any such legal action is required for such action to proceed.

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10.3              Prior to any distribution or commercial use of any LICENSED PRODUCT or use of any LICENSED PROCESS by LICENSEE, LICENSEE shall purchase and maintain in effect commercial general liability insurance, product liability insurance, and errors and omissions insurance which shall protect LICENSEE and DUKE with respect to the events covered by Paragraph 10.1 and LICENSEE shall require the same of any SUBLICENSEE. Each such insurance policy must provide reasonable coverage for all claims with respect to any LICENSED PROCESS used and any LICENSED PRODUCTS manufactured, used, sold, licensed or otherwise distributed by LICENSEE, or in the case of a SUBLICENSEE’s policy, by said SUBLICENSEE, and must specify DUKE as an additional insured. LICENSEE shall furnish proof of such insurance to DUKE, upon request.

ARTICLE 11 - TERM AND TERMINATION

11.1             This Agreement shall immediately terminate if the LICENSEE enters liquidation, has a receiver or administrator appointed over any assets related to this Agreement, makes any voluntary arrangement with any of its creditors, or ceases to carry on business, or files for bankruptcy or if an involuntary petition is filed against LICENSEE and is not dismissed within [***] days, or any similar event under the law of any foreign jurisdiction. Except as set forth in Paragraph 15.8, this Agreement cannot be assumed or assigned by LICENSEE, any trustee acting on behalf of the assets of LICENSEE, or otherwise, without DUKE’s prior written consent, which may not be unreasonably withheld.

11.2             LICENSEE shall immediately give written notice to DUKE if LICENSEE (i) fails to meet the MILESTONES in Paragraph 5.2; or ii) shall decide to cease to pursue commercial development of the PATENT RIGHTS for a period of time lasting [***] months or more as contemplated herein in any country in the TERRITORY. If, in each case, LICENSEE fails to cure any such failure or cessation within [***] days of its notice to DUKE, or as otherwise set out in reports due hereunder, then the license grants to LICENSEE set forth in Article 2 shall, in the case of item (i) in the preceding sentence, automatically be limited to the sale, offer for sale, distribution and marketing of LICENSED PRODUCTS and LICENSED PROCESSES for QUALIFYING TRANSFERS only, and the development and manufacture of LICENSED PRODUCTS and LICENSED PROCESSES and use of PATENT RIGHTS and TECHNICAL INFORMATION only for such purposes, and in the case of (ii), with respect to that country in the TERRITORY shall automatically terminate without obligation on the part of DUKE to refund any of the fees or royalties which may have been paid by LICENSEE prior to such termination. LICENSEE must provide notice to DUKE immediately in writing if LICENSEE decides to cease to pursue commercial development of the PATENT RIGHTS for a period of time lasting [***] months or more in any specific country in the TERRITORY as contemplated herein.

11.3             If LICENSEE fails to make any payment due to DUKE by the applicable due date therefor, such failure shall be deemed to be a material breach of this Agreement, subject to the notice requirements and cure periods set forth in Paragraph 4.4 or 11.4. Any termination of this Agreement stemming from such breach shall not foreclose DUKE from collection of any amounts remaining unpaid or seeking other legal relief.

11.4             Upon any material breach or default of this Agreement by LICENSEE (other than as specifically provided herein, the terms of which shall take precedence over the handling of any other material breach or default under this Paragraph), DUKE has the right to terminate this Agreement effective on sixty (or, in the case of non-payment, thirty) days’ written notice to LICENSEE. Such termination shall become automatically effective upon expiration of the applicable period unless LICENSEE cures the material breach or default before the period expires.

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11.5              LICENSEE has the right to terminate this Agreement at any time on [***] days’ written notice to DUKE. Upon termination pursuant to this Paragraph 11.4, LICENSEE shall:

(a)      pays all amounts due DUKE through the effective date of the termination;

(b)    submits a final report of the type described in Paragraph 4.2;

(c)      returns any patent documentation (including that exchanged under Article 7) and any other Confidential Information or physical materials provided to LICENSEE by DUKE in connection with this Agreement, or, with prior approval by DUKE, destroys such materials, and certifies in writing that such materials have all been returned or destroyed;

(d)      suspends its manufacture, use and SALE of the LICENSED PROCESS(ES) and LICENSED PRODUCT(S);

11.6              Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows: (a) obligations to pay royalties and other sums, up to the termination date, or to transfer equity or other consideration, accruing hereunder up to the day of such termination, whether or not this Agreement provides for a number of days before which actual payment is due and such date is after the day of termination and whether or not a required funding event or other stock transfer trigger has yet been met; (b) DUKE’s rights to inspect books and records as described in Article 4, and LICENSEE’s obligations to keep such records for the required time; (c) any cause of action or claim of LICENSEE or DUKE accrued or to accrue because of any breach or default by the other Party hereunder; (d) the provisions of Articles 1, 9, 10, and 15; and (e) all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

Termination by either Party hereunder shall not alter or affect any other rights or relief that either Party may be entitled to under law.

11.7              If LICENSEE, or any Affiliate thereof, asserts the invalidity or unenforceability of any claim included in the PATENT RIGHTS, including by way of litigation or administrative proceedings, either directly or through any other party, then DUKE shall have the right to immediately terminate this Agreement upon written notice to LICENSEE.

ARTICLE 12 - NOTICES

Any notice, request, or report required or permitted to be given or made under this Agreement by either Party is effective when mailed if sent by recognized overnight carrier, certified or registered mail, or electronic mail followed by confirmation by U.S. mail, to the address set forth below or such other address as such Party specifies by written notice given in conformity herewith. Any notice, request, or report not so given is not effective until actually received by the other Party.

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To DUKE:	To LICENSEE:

For delivery via the U.S. Postal Service

Office of Licensing & Ventures	374Water, Inc.
Box 90083	3710 Shannon Rd #51788
Durham, NC 27708	Durham NC, 27717
Attention: Agreement Manager/File No. [***]	Attn: [***]

For delivery via nationally/internationally recognized courier

DUKE UNIVERSITY

Office of Licensing & Ventures 2812 Erwin Road, Suite 406

Durham, NC 27705

Attn: Agreement Manager/File No. [***]

For delivery via electronic mail

agreements-olv@duke.edu

Subject: File No. [***]

ARTICLE 13 - CONFIDENTIALITY

13.1              DUKE and LICENSEE will treat any Confidential Information disclosed to it by the other Party with reasonable care and will not disclose such information to any other person, firm or corporation, except AFFILIATES bound by the obligations of confidentiality and restricted use set forth in this Article 13. The receiving Party may not use the disclosing Party’s Confidential Information other than for the benefit of the Parties hereto and for the performance of this Agreement. These obligations of non-disclosure and restricted use remain effect for each subject disclosure of Confidential Information for [***] years from the date of disclosure. However, neither Party is obligated, with respect to Confidential Information disclosed to it, or any part thereof, which:

(a)  is already known to the receiving Party at the time of the disclosure;

(b)  becomes publicly known without the wrongful act or breach of this Agreement by the receiving Party;

(c)  is rightfully received by the receiving Party from a third party on a non- confidential basis;

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(d)  is subsequently and independently developed by employees of the receiving Party who had no knowledge of the information, as verified by written records;

(e) is approved for release by prior written authorization of the disclosing Party; or

(f)  is disclosed pursuant to the requirements of applicable law or pursuant to any judicial or government requirement or order, provided that the Party so disclosing takes reasonable steps to provide the other Party sufficient prior notice in order to contest such request, requirement or order and provided that such disclosed Confidential Information otherwise remains subject to the obligations of confidentiality set forth in this Article 13.

Notwithstanding the terms of this Article 13, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable laws, including the rules and regulations promulgated by the SEC or any other Governmental Authority or securities exchange. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 13.1, the Parties will coordinate in advance with each other and in a reasonable manner in order to allow the Party seeking disclosure to make such disclosure within the timelines required by applicable laws (including the rules and regulations promulgated by the SEC or any other Governmental Authority or securities exchange) or as reasonably requested by the Party seeking disclosure, including in connection with the redaction of certain provisions of this Agreement with respect to any filings with the SEC, Nasdaq, or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded, and each Party will use commercially reasonable efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party; provided, that each Party will ultimately retain control over what information that Party discloses to the SEC and their relevant exchange

13.2              DUKE and LICENSEE agree that any information to be treated as Confidential Information under this Article 13 must be disclosed in writing or in another tangible medium and must be clearly marked “CONFIDENTIAL.” Confidential Information disclosed orally must be summarized and reduced to writing and communicated to the other Party within [***] days of such disclosure.

13.3              LICENSEE may use and disclose any Confidential Information of DUKE related to the PATENT RIGHTS, or the terms of this Agreement, to investors, prospective investors, banking or lending institutions, acquirors, acquisition or merger targets, employees, consultants, contractors, agents, collaborators, prospective collaborators and other third parties in the chain of manufacturing and distribution, but if and only if LICENSEE obtains from each such recipient a written confidentiality agreement, the provisions of which are at least as protective of DUKE’s Confidential Information as those provided in this Article 13. However, nothing in this Article 13 shall require LICENSEE to obtain a written confidentiality agreement from actual or prospective investors in connection with disclosures made by LICENSEE in response to standard diligence requests or representations or warranties contained in financing or investment documents.

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13.4              “Confidential Information” shall mean, with respect to a Party hereto, all information regarding such Party’s technology, products, business, finances, or objectives, that is disclosed to the other Party and shall be marked “CONFIDENTIAL”. Additionally, all information relating to filing, prosecution, maintenance, defense, infringement, and the like regarding the PATENT RIGHTS (no matter how disclosed) is the Confidential Information of DUKE and subject to the provisions of this Article 13. DUKE acknowledges that other than information relating to PATENT RIGHTS, DUKE has not disclosed any Confidential Information to LICENSEE.

ARTICLE 14 – DISPUTE RESOLUTION

14.1              In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of [***] days of the first written notice of dispute by either Party to the other, then, upon written request for mediation by either Party to the other, the parties agree to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures and to be scheduled within [***] days of the written notice requesting mediation. If the parties fail to reach agreement by mediation, then all disputes, claims, questions, or differences shall be finally settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules. The arbitration panel shall consist of three members, selected as follows: one member to be selected by each Party, and those two members are to select a third member who will chair the panel. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and shall be binding on the parties. The negotiation, mediation, and arbitration described above shall take place at a mutually agreed upon location in Durham, North Carolina.

14.2              Either Party may seek to enforce any written agreement reached by the Parties during mediation, or to confirm and enforce any final award entered in arbitration, in any court of competent jurisdiction, provided that any Party moving to enforce, confirm or vacate any such agreement or award, as the case may be, will file such motion under seal unless prohibited under applicable court rules. Notwithstanding the agreement to such procedures, either Party may seek equitable relief to enforce its rights in any court of competent jurisdiction.

ARTICLE 15 - MISCELLANEOUS PROVISIONS

15.1              This Agreement shall be governed by and construed under the laws of the state of North Carolina without regard for principles of choice of law, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

15.2              DUKE and LICENSEE agree that this Agreement sets forth their entire understanding concerning the subject matter of this Agreement. The parties may amend this Agreement from time to time, such as to add new rights, but no modification will be effective unless both DUKE and LICENSEE agree to it in writing.

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15.3              If a court of competent jurisdiction finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

15.4              No waiver by either Party of any breach of this Agreement, no matter how long continuing or how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either Party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege. In no event shall any waiver be deemed valid unless it is in writing and signed by an authorized representative of each Party.

15.5              LICENSEE shall, and shall require its AFFILIATES and SUBLICENSEES to refrain from using the name, mark, logo, image or any adaption thereof of DUKE or its employees in publicity or advertising without the prior written approval of DUKE, except as required by law, provided that reports in scientific literature and presentations of joint research and development work are not publicity. Notwithstanding this provision, without prior written approval of DUKE, LICENSEE and SUBLICENSEES may state publicly that LICENSED PRODUCTS and PROCESSES were developed by LICENSEE based upon an invention(s) developed at Duke University and/or that the PATENT RIGHTS were licensed from Duke University. However, in no event, shall LICENSEE or SUBLICENSEES represent, either directly or indirectly, that any product or service is a product or service of DUKE.

15.6              LICENSEE agrees to comply with all applicable laws and regulations, including but not limited to all United States laws and regulations controlling the export of commodities and technical data. LICENSEE shall be solely responsible for any violation of such laws and regulations involving LICENSEE or its SUBLICENSEES, and to defend, indemnify and hold harmless DUKE if any legal action of any nature results from any such violation.

15.7              It is expressly understood and agreed that DUKE and LICENSEE are independent contractors. Neither Party is an agent of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other. Nothing in this Agreement shall be deemed to create or constitute a partnership or joint venture between DUKE and LICENSEE.

15.8              LICENSEE may not assign this Agreement without the prior written consent of DUKE and shall not pledge any of the license rights granted in this Agreement as security for any creditor. Any attempted pledge of any of the rights under this Agreement or assignment of this Agreement not permitted under this Paragraph 15.8 will be void from the beginning. No assignment by LICENSEE will be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement. Notwithstanding the foregoing, LICENSEE may, without DUKE’s consent, assign its rights and obligations under this Agreement to a purchaser or assignee (by operation of law, contract, or otherwise) of all or substantially all of LICENSEE’s assets or business (or that portion thereof relating to the subject matter of this Agreement), so long as (a) LICENSEE is not in material breach of this Agreement and (b) such assignee provides a statement in writing to DUKE that it agrees to accept all the terms and conditions of this Agreement (including, to the extent LICENSEE does not remain liable therefor to DUKE, obligations existing as of the time of such assignment) in the place of LICENSEE. The transfer of this Agreement by LICENSEE to an AFFILIATE shall not be considered to be an assignment subject to this Paragraph 15.8.

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15.9              If the registration, recordation, or reporting to a national or supranational agency of this Agreement, its terms, or assignment thereof is or becomes required or advisable (e.g., as a prerequisite to enforceability of the Agreement in such nation), LICENSEE shall, at its expense, promptly undertake such action. LICENSEE shall provide prompt notice thereof to DUKE along with copies of relevant documentation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR LICENSEE		FOR DUKE UNIVERSITY

By	/s/ Yaacov Nagar	By	/s/ Robin L. Rasor
(authorized representative)
Robin L. Rasor
Executive Director
Printed Name	Yaacov Nagar

Title	CEO
Date	4/16/2021	Date	April 16, 2021

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APPENDIX A – TARGET MARKETS

[***]

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APPENDIX B - EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is made as of April 16, 2021 between 374Water, Inc., a Delaware corporation, having offices at 3710 Shannon Rd #51877 Durham, NC 27717 (the “LICENSEE”), and Duke University, a nonprofit educational and research institution organized under the laws of North Carolina (“DUKE”).

RECITALS

Pursuant to that certain License Agreement (DUKE File No(s): 5116), dated April 14, 2021 (the “License”), between LICENSEE and DUKE, DUKE licensed certain rights to LICENSEE. A copy of the License is attached to this Agreement as Schedule A.

Pursuant to Paragraph 3.7.1 of the License and in consideration thereof, the LICENSEE agreed to transfer to DUKE a specified portion of the equity interest in LICENSEE at the times and on the basis described in such Paragraph.

The obligation of LICENSEE to issue such equity to DUKE has matured.

NOW, THEREFORE, in consideration of the License and this Agreement, LICENSEE and DUKE agree as follows.

1.                    Issuance of Equity.

(a) In partial consideration of the License and in satisfaction of the requirements of Paragraph 3.7 thereof, LICENSEE shall, upon execution of this Agreement, issue DUKE a duly endorsed certificate for [***] shares or units, as applicable, of common stock of LICENSEE (the “DUKE Equity”). The DUKE Equity is subject to the designations, powers, preferences and rights, and qualifications, limitations and restrictions set forth in LICENSEE’s charter or other applicable instrument relating thereto.

2.                    LICENSEE Representations and Warranties. LICENSEE represents and warrants to DUKE that:

(a)     LICENSEE is a legal entity validly existing in good standing in its state of incorporation or organization and has the power and authority to enter into this Agreement and to issue the DUKE Equity as contemplated hereby;

(b)    this Agreement has been duly authorized, executed, and delivered by LICENSEE and is a valid and binding obligation of LICENSEE, enforceable in accordance with its terms, except as limited by laws relating to creditors’ rights and general principals of equity;

(c)    issuance of the DUKE Equity satisfies all of the requirements of Paragraph 3.7 of the License, including with respect to the amount or percentage of shares or units of LICENSEE equity that LICENSEE is obligated to transfer to DUKE under Paragraph 3.7 of the License;

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(d)    upon issuance pursuant to this Agreement, the DUKE Equity will be free of any lien, charge or other encumbrance, and will be validly issued, fully-paid and non-assessable;

(e)     issuance of the DUKE Equity does not and will not violate (i) the charter, bylaws or operating agreement, as applicable, of LICENSEE (ii) any rights of preemption, first offer, first refusal, co-sale, registration, dividends or similar rights (collectively, “Equity Rights”), (iii) any agreement by which LICENSEE, its owners, property or assets are bound, or (iv) any Federal or applicable state securities law, rule or regulation;

(f)     the DUKE Equity constitutes [***]% of the Total Ownership Interests of LICENSEE as of the Effective Date. For the purposes of this provision, “Total Ownership Interests” shall have the same meaning as in Paragraph 3.7 of the License.

3.                    DUKE’s Representations and Warranties. DUKE represents and warrants to LICENSEE that (a) DUKE is a nonprofit educational and research institution organized under the laws of North Carolina; (b) this Agreement is a valid and binding obligation of DUKE, enforceable in accordance with its terms, except as limited by laws relating to creditors’ rights and general principals of equity; (c) DUKE has full power and authority to execute and deliver this Agreement; and (d) DUKE is an “accredited investor”, as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

4.                    Additional Rights. LICENSEE agrees DUKE shall be entitled as of the date hereof to all the contractual rights granted by LICENSEE to the holders of the same type and class of equity security issued to DUKE pursuant to Paragraph 1 hereof, including, by way of example and not limitation, Equity Rights, any cash flow priority or preference and any reporting obligations; subject, however, to any threshold limitations applied on an equal basis to all holders of such equity security. Notwithstanding any such threshold limitation, for so long as DUKE holds not less than [***]% of the issued and outstanding equity interest of LICENSEE, LICENSEE shall provide to DUKE the highest level of written financial and other information that LICENSEE provides to holders of equity interest in LICENSEE. DUKE agrees to promptly execute and deliver to LICENSEE the documents relating to such contractual rights and to be bound by the provisions thereof; provided, that DUKE shall have no obligation to become Party to any voting agreement or voting trust. To the extent DUKE fails to timely exercise any of such rights, LICENSEE shall be entitled to interpret such failure as a waiver thereof.

5.                    Limited Transferability. DUKE acknowledges that (a) the DUKE Equity will not be registered under the Securities Act, (b) DUKE is taking the DUKE Equity for its own account and not with a view towards resale or redistribution thereof, and (c) the DUKE Equity may not be sold or transferred unless (i) registered under the Securities Act and registered or qualified under applicable state securities laws, or (ii) pursuant to an applicable exemption from such registration or qualification requirements and LICENSEE receives an opinion of counsel reasonably acceptable to LICENSEE to the effect that no such registration or qualification is required. Accordingly, until the DUKE Equity has been registered under the Securities Act or LICENSEE receives an opinion of counsel to DUKE to the foregoing effect or to the effect that the DUKE Equity can be freely transferred under Rule 144 promulgated under the Securities Act, the certificate or other instrument evidencing the DUKE Equity shall bear the following legend:

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THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE ISSUER SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE ISSUER (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER).

6.             General.

(a)     Assignment. This Agreement is not assignable by LICENSEE.

(b)    Binding Effect. All of the covenants and provisions of this Agreement shall bind and inure to the benefit of successors and permitted assigns and transferees of LICENSEE and DUKE.

(c)     Notices. Any notice, request, claim or other communication hereunder must be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to LICENSEE and DUKE at the addresses for each set forth in the introductory paragraph of this Agreement. Either Party may change such address by giving notice to the other in the manner required by this subsection.

(d)    Entire Agreement; Amendments. This Agreement and the License constitute the entire agreement between LICENSEE and DUKE with respect to the subject matter of this Agreement. LICENSEE and DUKE may only amend this Agreement by a written instrument executed by them both.

(e)     Governing Law. This Agreement will be construed and governed by the laws of the state of incorporation of LICENSEE, without giving effect to principals of conflicts of laws.

(f)     Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be an original, but all of which together shall constitute one and the same instrument.

LICENSEE and DUKE have executed this EQUITY TRANSFER Agreement as of the date first written above.

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LICENSEE:	DUKE:

By	By
Name:
Title:

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